Exhibit 10.1

PLAYAGS, INC.

Omnibus Incentive Plan

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), is entered into as of [____], 20[__] (the “Date of Grant”), by and between PlayAGS, Inc., a Nevada corporation (the “Company”), and [________] (the “Participant”). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the PlayAGS, Inc. Omnibus Incentive Plan, as amended, restated or otherwise modified from time to time in accordance with its terms (the “Plan”).

WHEREAS, the Company has adopted the Plan, pursuant to which restricted stock units (“RSUs”) in respect of Common Stock may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award provided for herein to the Participant on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Restricted Stock Units.

(a)     Grant. The Company hereby grants to the Participant a total number of [________] RSUs, on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. The RSUs shall vest in accordance with Section 2. The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company.

(b)     Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and the Participant’s beneficiary in respect of any questions arising under the Plan or this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

2.     Vesting; Settlement. The RSUs shall be one hundred percent (100%) unvested as of the Date of Grant. Except as may otherwise be provided herein, the Restricted Period shall lapse on the first day that the average closing price per share of the Company’s Common Stock for the prior 60 consecutive trading days exceeds $[       ] (the “Performance Metric” and such date of achievement, the “Vesting Date”), subject to the Participant’s continued employment with, or engagement to provide services to, the Company or any of its Affiliates through the Vesting Date, and only if the Performance Metric is achieved prior to the [fourth] anniversary of [the Date of Grant.] Except as otherwise provided herein, each RSU shall be settled within 10 days following the Vesting Date in shares of Common Stock. For the avoidance of doubt, if the Performance Metric is not achieved prior to the fourth anniversary of [the Date of Grant], then the RSUs shall be automatically forfeited without consideration on the fourth anniversary of [the Date of Grant].

3.     Dividend Equivalents. In the event of any issuance of a cash dividend on the shares of Common Stock (a “Dividend”), the Participant shall be credited, as of the payment date for such Dividend, with an additional number of RSUs (each, an “Additional RSU”) equal to the quotient obtained by dividing (x) the product of (i) the number of RSUs granted pursuant to this Agreement and outstanding as of the record date for such Dividend multiplied by (ii) the amount of the Dividend per share, by (y) the Fair Market Value per share on the payment date for such Dividend, such quotient to be rounded to the nearest hundredth. Once credited, each Additional RSU shall be treated as an RSU granted hereunder and shall be subject to all terms and conditions set forth in this Agreement and the Plan.

4.     Termination of Employment or Services.

Except as otherwise provided below in this Section 4, if the Participant’s employment with, membership on the board of directors of, or engagement to provide services to, the Company or its Affiliates terminates for any reason, the unvested RSUs shall be canceled immediately and the Participant shall immediately forfeit without any consideration any rights to such shares.

If the Participant’s employment with, or engagement to provide services to, the Company or its Affiliates is terminated (i) by the Company or the Affiliates without Cause upon or within 12 months following a Change in Control or (ii) due to the Participant’s death, then any unvested portion of the outstanding RSUs shall immediately vest (which shall be considered the Vesting Date). The RSUs shall be settled in accordance with Section 2 (except that in the case of the Participant’s death, the RSUs shall be settled within 90 days following the date of death).

5.     Issuance. The RSUs shall be issued by the Company and shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof in book-entry form, subject to the Company’s directions at all times prior to the Vesting Date. As a condition to the receipt of the RSUs, the Participant shall at the request of the Company deliver to the Company one or more stock powers, duly endorsed in blank, relating to the RSUs. The Committee may cause a legend or legends to be put on any stock certificate relating to the RSUs to make appropriate reference to such restrictions as the Committee may deem advisable under the Plan or as may be required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange that lists the RSUs, and any applicable federal or state laws.

6.     Rights as a Stockholder. The Participant shall not be deemed for any purpose to be the record owner of any shares of Common Stock underlying the RSUs unless, until and to the extent that (i) the Company shall have issued and delivered to the Participant the shares of Common Stock underlying the RSUs and (ii) the Participant’s name shall have been entered as a stockholder of record with respect to such shares of Common Stock on the books of the Company. The Company shall cause the actions described in clauses (i) and (ii) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with applicable laws.

7.     Compliance with Legal Requirements.

(a)     Generally. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Agreement. Without limiting the generality of the foregoing, the Committee, in its sole discretion, may postpone the issuance or delivery of shares of Common Stock as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules and regulations.

(b)     Tax Withholding. Upon the vesting and settlement of the RSUs, the Participant shall be required to pay to the Company or the Affiliates if so ordered by applicable laws in cash (by check or wire transfer) such amount as the Company determines that it is required to withhold under applicable U.S. federal, state or local and non-U.S. tax and social security laws in respect of the RSUs, and the Company or the Affiliates shall have the right and is hereby authorized to withhold any cash, shares of Common Stock, other securities or other property deliverable under the RSUs, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding taxes in respect of the RSUs, and to take any such other action as the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes, if applicable; provided that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in Section 14(d) of the Plan. The Company may (but is not obligated to) require the Participant to satisfy, in whole or in part, the tax obligations by withholding shares of Common Stock with a Fair Market Value equal to such withholding liability. If the Vesting Date occurs during a blackout period under the Company’s insider trading policy, the Company in its discretion may (but shall not be obligated to) arrange for the sale of a number of shares of Common Stock to be delivered to the Participant to satisfy the applicable withholding obligations, regardless of whether the withholding obligation is the Company’s or the Affiliate’s. Such shares of Common Stock shall be sold on behalf of the Participant through the Company’s transfer agent on the facilities of the NYSE or through the facilities of any other exchange on which the Common Stock is listed at the time of such sale. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Participant agrees that the Company will have the right to deduct any such withholding taxes from any payment of any kind otherwise due to Participant (including, but not limited to, any salary or other remuneration payments due to the Participant).

8.     Clawback. Notwithstanding anything to the contrary contained herein, the Committee may cancel the RSUs if the Participant, without the consent of the Company, has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate while employed by or otherwise providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, or any violation of any non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any Affiliate (after giving effect to any applicable cure period set forth therein), as determined by the Committee. In such event, the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting or settlement of the RSUs or the sale or other transfer of the RSUs or shares of Common Stock received upon settlement thereof, and must promptly repay such amounts to the Company. If the Participant receives any amount in excess of what the Participant should have received under the terms of the RSUs for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee, then the Participant shall promptly repay any such excess amount to the Company. To the extent required by applicable law or the rules and regulations of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, the RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

9.	Restrictive Covenants.

(a)     The Participant acknowledges that he or she remains bound by the provisions of any non-competition, non-solicitation, non-disclosure, confidentiality, intellectual property and similar restrictive covenant agreement between the Participant and the Company or any of its controlled Affiliates.

(b)     Solely to the extent that the Participant has not entered into an agreement with the Company or any of its Affiliates providing for covenants relating to non-competition and non-solicitation and non-hire, the following provisions shall apply:

While employed by the Company or any of its controlled Affiliates and for a period of 9 months thereafter (the "Restricted Period"), the Participant shall not directly or indirectly, own, manage, operate, control, consult with, be employed by, participate in the ownership, management, operation or control of, or otherwise render services to or engage in, any business that engages in any line of business conducted by the Company or any of its controlled Affiliates during the Covered Period (as defined below) within any jurisdiction or marketing area in which the Company or any of its controlled Affiliates or subsidiaries is doing business or has invested and established good will in demonstrating an intent to do business during the Covered Period; provided that the Participant’s ownership of securities of 2% or less of any publicly traded class of securities of a public company shall not violate this Section 9(b). The "Covered Period" shall mean the period beginning as of the date hereof and ending as of the end of the sixth month following the termination of the Participant's employment for any reason.

During the Restricted Period, the Participant shall not directly or indirectly (i) induce or attempt to induce any employee, consultant or independent contractor of the Company or any controlled Affiliate of the Company (collectively, the “Affiliated Entities” and each such entity an “Affiliated Entity”) to leave the Company or such Affiliated Entity, or in any way interfere with the relationship between the Company or any such Affiliated Entity, on the one hand, and any employee or independent contractor thereof, on the other hand, (ii) hire any person who is an employee or independent contractor of the Company or any Affiliated Entity until twelve (12) months after such individual’s relationship with the Company or such Affiliated Entity has been terminated for any reason or (iii) induce or attempt to induce any customer (including former customers who were customers at any time during the three-year period immediately prior to such inducement or attempted inducement), supplier, licensee or other business relation of the Company or any controlled Affiliate Entity or subsidiary of the Company to cease doing business with the Company or such subsidiary or controlled Affiliate Entity, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company or any subsidiary or controlled Affiliate Entity, on the other hand.

(c)     The Participant shall not, whether in writing or orally, malign, denigrate or disparage the Company, its Affiliates or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners or members of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publish (whether in writing or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light, provided that nothing herein shall or shall be deemed to prevent or impair the Participant from testifying, to the extent that he or she reasonably believes such testimony to be true, in any legal or administrative proceeding if such testimony is compelled or requested (or from otherwise complying with legal requirements), from conferring with the Participant’s legal counsel or from disclosing information to a governmental agency to the extent necessary to permit the Participant to pursue lawful claims against the Company or any of its controlled Affiliates.

(d)     In the event that the Participant violates any of the covenants referred to in this Section 9, in addition to any other remedy that may be available at law or in equity, the RSUs shall be automatically forfeited effective as of the date on which such violation first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants.

10.	Miscellaneous.

(a)     Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 14(b) of the Plan. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect.

(b)     Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c)     Section 409A. The RSUs are intended to be exempt from, or compliant with, Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 10(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A.

(d)     General Assets. All amounts credited in respect of the RSUs to the book-entry account under this Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.

(e)     Notices. Any notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address (including work e-mail address, while employed or otherwise providing services to the Company or any of its Affiliates) indicated by the Company’s or any of its Affiliates’ records, or if to the Company, to the attention of the General Counsel and to the Head of Human Resources at the Company’s principal executive office.

(f)     Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g)     No Rights to Employment or Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee or consultant of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever or according to applicable law. Participants that are not directly employed by the Company but in turn are employed by an Affiliate agree that the Plan does not give rise to any employment relationship whatsoever or any rights with the Company and that their exclusive employer is each Affiliate. The rights and obligations of the Participant under the terms of his employment with the Company or any of its Affiliates shall not be affected by being a Participant.

(h)     No rights to compensation or damages. The Participant shall have no rights to compensation or damages from the Company or any Affiliate or former Affiliate on account of any loss in respect of the RSUs where such loss arises (or is claimed to arise), in whole or in part, from:

(i)     termination of office or employment with; or

(ii)     notice to terminate office or employment given by or to,

the Company or any Affiliate. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused (including, without limitation, wrongful dismissal) and however compensation or damages may be claimed.

(i)     No right to the RSUs. The granting of RSUs to the Participant does not create any right or expectation of the grant of RSUs on the same basis, or at all, to the Participant in the future.

(j)     Data Privacy. In connection with the RSUs, the Company will process personal data about the Participant from time to time. The Company will process such personal data in accordance with applicable data protection legislation.

(k)     Fractional Shares. In lieu of issuing a fraction of a share of Common Stock resulting from an adjustment of the RSUs pursuant to Section 11 of the Plan or otherwise, the Company shall be entitled to pay to the Participant an amount in cash equal to the Fair Market Value of such fractional share.

(l)     Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(m)     Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(n)     Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 11 or 13 of the Plan.

(o)     Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Nevada.

(i)     Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Agreement or the RSUs shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in Las Vegas, Nevada, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee’s determinations and resolution of matters, if any, related to the Plan or this Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten (10) days after such mailing.

(ii)     Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(p)     Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(q)     Counterparts. This Agreement may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(r)     Electronic Signature and Delivery. This Agreement may be accepted by return signature or by electronic confirmation. By accepting this Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).

(s)     Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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IN WITNESS WHEREOF, this Performance-Based Restricted Stock Unit Award Agreement has been executed by the Company and the Participant as of the day first written above.

PLAYAGS, INC.

By: ______________________________________

      Name:

      Title:

PARTICIPANT

______________________________________

[Insert Name]